UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2008
ENZON PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12957	22-2372868

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

685 Route 202/206, Bridgewater, NJ	08807

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (908) 541-8600
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On January 7, 2008, Enzon Pharmaceuticals, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”) entered into the Second Amendment (the “Amendment”) to the Rights Agreement, dated as of May 17, 2002, between the Company and the Rights Agent (the “Rights Agreement”), as amended. The Amendment provides that stockholders who report beneficial ownership of the Company’s common stock on Schedule 13G under the Securities Exchange Act of 1934, as amended, may beneficially own less than 20% of the outstanding shares of common stock of the Company without becoming an “Acquiring Person” (as defined in the Rights Agreement) and thereby triggering the rights under the Rights Agreement.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 4.1, and the terms of which are incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
The information set forth in Item 1.01 above in this Current Report is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
4.1	Second Amendment to the Rights Agreement, dated as of January 7, 2008, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 7, 2008

ENZON PHARMACEUTICALS, INC.

By:	/s/ Jeffrey H. Buchalter
Name:	Jeffrey H. Buchalter
Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Second Amendment to the Rights Agreement, dated as of January 7, 2008, between Enzon Pharmaceuticals, Inc. and Continental Stock Transfer & Trust Company.